SECURITIES AND EXCHANGE COMMISSION
________________________________________

AMENDMENT NO. 2 TO FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________

WELLENTECH SERVICES, INC.
(Exact Name of Small Business Issuer in its Charter)

NEVADA	7389
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

7415 Sherbrooke St. West, #1
Montreal, Quebec, Canada H4B 1S2
(514) 489-7064
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Irwin Rapoport
7415 Sherbrooke St. West, #1
Montreal, Quebec H4B 1S2
(514) 489-7064
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, par value $0.001	3,425,000	$0.01	$34,250	$3.66

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(d). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 28, 2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

WELLENTECH SERVICES, INC.
3,425,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 3,425,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Wellentech is considered to be in unsound financial condition. Our Auditor has expressed substantial doubt about our ability to continue as a going concern. Persons should not invest unless they can afford to lose their entire investments.

The purchase of the securities offered though this prospectus involves a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on Page 7

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

The Date Of This Prospectus Is: March 28, 2007

ABOUT OUR COMPANY

Wellentech Services Inc. (“Wellentech”) was incorporated on November 7, 2005 under the laws of the State of Nevada as an early stage product and services company that designs and installs systems for data, voice, video and telecom.

We intend to grow our business aggressively through organic growth. Our offerings include Wireless Fidelity, or Wi-Fi, with the deployment of a fixed Wireless Local Area Network. We believe we can integrate superior solutions across a vast majority of communication requirements. We intend to earn revenue for rendering services which will include; (i) the installation of data, voice, video and telecom networks; (ii) the sale of networking products that are installed and (iii) consulting services in the assessment of existing networks.

We offer expertise in the wired networking infrastructure industry; we can design, manage, install and service our wireless customers with the same processes, personnel and management. As well as the services we provide, we purchase and resell products such as networking routers, cable, software and video equipment that are involved in our project installations. We purchase our products from various distributors. In the event that any of these distributors cease operations, our business would not be adversely affected because these products are readily available from multiple distributors locally, regionally or nationally.

TERMS OF THE OFFERING

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.01 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations data and balance sheet data for the twelve months ended December 31, 2006 and for the period from Inception (November 7, 2005) to December 31, 2005 are from our audited financial statements.

	For the year ended December 31, 2006	For the Period ended December 31, 2005	From Inception (November 7, 2005) to December 31, 2006
STATEMENT OF OPERATIONS
Revenues	10,400	5,880	16,280
Total Operating Expenses	35,443	5,330	40,773
Net (Loss)/Income	(24,960)	467	(24,493)

	As of December 31, 2006	As of December 31, 2005
BALANCE SHEET DATA

Cash	11,044	14,970
Total Assets	25.322	25,128
Total Liabilities	6,145	8,561
Stockholders’ Equity	19,177	16,567

WHERE YOU CAN FIND US

Our corporate offices are located at 7415 Sherbrooke St. West, #1 Montreal, Quebec H4B 1S2, Canada. Our telephone number is (514) 489-7064.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

We may require additional funds to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand or even maintain our business operations

Our auditor has expressed substantial doubt about our ability to continue as a going concern. We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.
We have a limited operating history that you can use to evaluate us, and therefore we may not survive if we meet some of the problems, expenses, difficulties, complications and delays frequently encountered by a start up company.

We were incorporated on November 7, 2005. We are on early stage company with no revenue or history to date. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

If we are unable to generate significant revenues from our operations, we may be unable to expand our services and may be forced to cease operations.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to acquire and maintain businesses in our industry. If we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk

We may make acquisitions or form joint ventures that are unsuccessful.

Our ability to grow is dependent on our ability to successfully acquire other companies,which creates substantial risk. In order to pursue a growth by acquisition strategy successfully, we must identify suitable candidates for these transactions; however, because of our limited funds, we may not be able to purchase those companies that we have identified as potential acquisition candidates. Additionally, we may have difficulty managing post-closing issues such as the integration into our corporate structure. Integration issues are complex, time consuming and expensive and, without proper planning and implementation, could significantly disrupt our business, including, but not limited to, the diversion of management's attention, the loss of key business and/or personnel from the acquired company, unanticipated events, and legal liabilities.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

We depend on the services of our sole officer and director and our success depends on the continued efforts of such individual to manage our business operations. The loss of the services of the President could have a negative effect on our business, financial condition and results of operations. We do not currently have an employment contract with our President, Irwin Rapoport. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified personnel. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the industry.

Irwin Rapoport’s control may prevent you from causing a change in the course of our operations and may affect the market price of our common stock.

Irwin Rapoport beneficially owns approximately 81% of our common stock. Accordingly, for as long as this individual continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock or that our common stock will ever be approved for trading on a recognized exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand out business operations.

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of Wellentech, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.01 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 14,915,000 shares of common stock outstanding as of March 26, 2007 3,425,000 shares are, or will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 11,500,000 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. The 12,000,000 shares issued to Irwin Rapoport are available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After February 2007, the 2,725,000 shares issued to our shareholders in our Regulation D Rule 506 offering, became available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 2007, the 200,000 shares issued to two consultants will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, would equal approximately 149,150 shares as of the date of this prospectus.
Our stock price may be highly volatile and subject to wide fluctuations due to many factors, including a substantial market overhang.

The market price of our common stock may be highly volatile and subject to wide fluctuations in response to quarterly variations in operating results, announcements of distribution agreements, or new affiliations or new products and services by us or our competitors, changes in financial estimates by securities analysts, lack of market acceptance of our products, or other events or factors, including the risk factors described herein. In addition, the stock market in general experiences significant price and volume fluctuations that are often unrelated to a company’s operating performance. As with any public company, we may be subject to securities class action litigation following periods of volatility in the market price of our securities which could result in substantial costs and a diversion of management’s attention and resources. Additionally, the sale of a substantial number of shares of common stock, or even the potential of sales, in the public market following this offering could deflate the market price for the common stock and make it more difficult for us to raise additional capital through the sale of our common stock.

We do not have any patents, copyrights, or trademarks.

We do not currently own any patents, copyrights or trademarks with respect to any of our intellectual properties. Therefore, we have no assurance that we can protect our intellectual properties from infringement by other firms.

Furthermore, in the event that any our competitors are able to secure intellectual property rights protection on intellectual property that we possess we might be precluded from using any such intellectual property.

We are in an intensely competitive industry and any failure to timely implement our business plan could diminish or suspend our development and possibly cease our operations.

The industry for designing and installing systems for data, voice, video, and telecom is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the industry. There are other companies that currently offer similar services that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

“Penny Stock” Rules may make buying or selling our common stock difficult.

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

o	Make a suitability determination prior to selling a penny stock to the purchaser;
o	Receive the purchaser’s written consent to the transaction; and
o	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Our stock price may decrease due to our market cap based on the future issuances of additional shares of common.

Our Articles of Incorporation authorize the issuance of one hundred and sixty million shares of common stock and ten million shares of preferred, par value $.001. As of March 26, 2007, we had 14,915,000 shares of common stock issued and outstanding. As such, our Board of Directors has the power, without shareholder approval, to issue up to 145,085,000 shares of common stock. The issuance of such shares will dilute the shares held by the current shareholders.

However, our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock and with such relative rights, privileges, preferences and restrictions that the Board may determine. Any issuance of preferred stock will dilute the voting power or other rights of the holders of common stock. If preferred shares are issued it may impact our decision to issue dividends since this may increase the number of dividends that we would be issuing. In addition, it is possible that the Board of Directors may determine that the preferred shares will have rights and preferences, including dividend rights, over the common stockholders.

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

This prospectus contains certain forward-looking statements, including among others: (i) the projected time for commencing operations; (ii) anticipated trends in our financial condition and results of operations; (iii) our business strategy for our plan of operations and (iv) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the industry in which we will operate; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this prospectus will in fact transpire. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in February 2006.

The offering price of the shares of our common stock has been determined arbitrarily by us and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not quoted on the Over The Counter Bulletin Board (OTCBB), we attempt to locate a market maker and to file to obtain a listing on the (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. We have had discussions with one market maker regarding the filing of our application for trading on the OTCBB. However, there is no assurance that our common stock, even if it becomes quoted on the OTCBB, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be limited dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 3,425,000 shares of our common stock held by 38 shareholders. Such shareholders include the holders of 2,725,000 shares sold to 35 accredited investors in our Regulation D Rule 506 offering which was completed in February 2006. In addition, it includes 500,000 shares held by Irwin Rapoport, sole officer and director, as well as a total of 200,000 shares to two consultants (100,000 shares each) for consulting services rendered in June 2006. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 26, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering (1)
Irwin Rapoport	12,000,000	500,000	11,500,000	77.10
Jim Beatty	100,000	100,000	0	0
San Martine Holdings (2)	500,000	500,000	0	0
Velvet International (3)	500,000	500,000	0	0
Quayside Manaement (4)	500,000	500,000	0	0
Ian McKinnon	10,000	10,000	0	0
Michelle McKinnon	10,000	10,000	0	0
Edward Maierovitz	30,000	30,000	0	0
Chae-Hwa Kim	10,000	10,000	0	0
Keum-Sik Kim	10,000	10,000	0	0
Veronica Rudan	10,000	10,000	0	0
Olivier Jansen-Reynaud	10,000	10,000	0	0
James Ross	10,000	10,000	0	0
Casey Chan	5,000	5,000	0	0
Dennis Brucker	10,000	10,000	0	0
Peter Von Sass	5,000	5,000	0	0
Todd J. Heinzl	5,000	5,000	0	0
Anita Karvonen	5,000	5,000	0	0
Maria Assaf	5,000	5,000	0	0
Alton C. Johnson	5,000	5,000	0	0

Andreas Noseworthy	5,000	5,000	0	0
Sheila Lennon	5,000	5,000	0	0
Craig A. Fielding	5,000	5,000	0	0
Mount Gay Holdings, Inc. (5)	200,000	200,000	0	0
Harvest Enterprises Limited (6)	200,000	200,000	0	0
Rebecca Holmes	5,000	5,000	0	0
Florence Holmes	5,000	5,000	0	0
Jennifer Morrison	5,000	5,000	0	0
Aaron Richard	5,000	5,000	0	0
Priyadharshini Dharmakularajah	5,000	5,000	0	0
Pushpanjali Dharmakularajah	5,000	5,000	0	0
Priyanjali Dharmakularajah	5,000	5,000	0	0
Dharmakularajah Kandiah	5,000	5,000	0	0
Melissa Leighton	5,000	5,000	0	0
Gail A Sawyer	10,000	10,000	0	0
Shannon Sawyer	5,000	5,000	0	0
Belvedere Holdings (7)	200,000	200,000	0	0
Burnt Rock Investments (8)	200,000	200,000	0	0
Baypointe Investments (9)	200,000	200,000	0	0
Sang-Ho Kim	100,000	100,000	0	0
Access Alternative Group S.A.	10,000	10,000	0	0

1.	Based on 14,915,000 shares currently issued and outstanding.
2.	Marl Hee Choung is a principal of San Martine Holdings Inc. and has investment control over its shares of our common stock.
3.	Pill Gui Kang is a principal of Velvet International Ltd., and has investment control over its shares of our common stock.
4.	Eung San Kim is a principal of Quayside Management Ltd., and has investment control over its shares of our common stock.
5.	Yaroslava Gryshyna is a principal of Mount Gay Holdings, Inc. and has investment control over its shares of our common stock.
6.	Hyo Ki Lim is a principal of Harvest Enterprises Limited and has investment control over its shares of our common stock.
7.	Nadiya Shcherbyna is a principal of Belvedere Holdings and has investment control over its shares of our common stock.
8.	Young Hae Shin is a principal of Burnt Rock Investments and has investment control over its shares of our common stock.
9.	Chang Yong You is a principal of Baypointe Investments Ltd and has investment control over its shares of our common stock.
10.	Robert Montgomery is a principal of Access Alternative Group S.A. and has investment control over its shares of our common stock

To our knowledge, except as noted below, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or

•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

•	are broker-dealers or affiliated with broker-dealers.

There is no relationship between the selling shareholders and our principal shareholders and officers and officers and directors.  None of the selling shareholders is a broker dealer or an affiliate of a broker-dealer.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $0.01 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of March 26, 2007 are as follows:

Name	Age	Positions and Offices Held

Jim Beatty	61	Chairman/Director
Irwin Rapoport	42	President/CEO/CFO/Secretary/Director/Treasurer

BUSINESS EXPERIENCE

Set forth below is the name of our director and officer, all positions and offices with us held, the period during which he has served as such, and the business experience during at least the last five years:

IRWIN RAPOPORT was appointed as our President, Chief Executive Officer, Chief Financial officer and a member of the Board of Directors as of November 7, 2005. He brings several years of experience in journalism and writing. Extending beyond the past five years in his professional career, he has covered a variety of subjects for various publications and newspapers, with a focus on construction, architecture and business affairs. In addition to journalism, he provides editorial comment for and public relations for various organizations, including the English Montreal School Board. Wellentech will be Mr. Rapoport’s first venture in the product and services industry.

JIM BEATTY was appointed to our Board of Directors on May 30, 2006. He founded Trinity Capital Corporation in 1982 and Trinity Capital Securities Limited in 1988. Trinity Capital is an independent Merchant Bank located in Toronto, focusing on providing growth capital to small and medium sized companies in Southern Ontario. Providing capital along with other key elements such as management enhancement, strategic planning and implementation, and responsible corporate governance are Trinity’s areas of expertise which allow organizations to grow.

Mr. Beatty has over thirty years experience in the investment industry and for the past twenty plus years has focused on the financing and development of small and medium sized enterprises. Mr. Beatty has sat on over 30 public company boards in both Canada and the United States. For many of these companies he has chaired the Audit Committee or the Compensation Committee, since general administration for companies is his area of expertise.. Since 1997, Mr. Beatty is currently has acted as a director for Iatra Life Sciences Corporation In., a Canadian company dedicated to the acquisition, development and commercialization of promising and unique diagnostic, medical and health-related technologies throughout the world. Since 2001 Mr. Beatty has acted as a director for Genetic Diagnostics, which licenses and continues to further develop a revolutionary diagnostic platform that it intends to commercialize in Canada and the United States.

Wellentech will represent Mr. Beatty’s only involvement with a company that designs and installs systems for data, voice, video and telecom.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee. We intend to form an audit committee, a corporate governance and nominating committee and a compensation committee once our board membership increases. Our plan is to start searching and interviewing possible new independent board members in the next six months and have a new independent board in place in the next 9 months.

Family Relationships

There are no family relationships among our directors or officers

Involvement in Certain Legal

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of March 26, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock	Irwin Rapoport	12,000,000	81%
Common Stock	Jim Beatty	100,000	0.67%
Officers and Directors As a Group (2)		12,100,000	81.13%

(1)   The percent of class is based on 14,915,000 shares of common stock issued and outstanding as of March 26, 2007.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 160,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

We currently have authorized 160,000,000 shares of common stock, $.001 par value. As of March 26, 2007, we had 14,915,000 shares of common stock are issued and outstanding and held by 40 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We currently have no shares of preferred stock authorized.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP has been our legal counsel since inception.
The December 31, 2005 financial statements included in this prospectus and the registration statement have been audited by SF Partnership, LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The December 31, 2006 financial statements included in this prospectus and the registration statement have been audited by Walker & Company Chartered Accountants Professional Corporation, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Wellentech Services, Inc. was incorporated on November 7, 2005 under the laws of the State of Nevada as an early stage product and services company that designs and installs systems for data, voice, video and telecom.

We intend to grow our business aggressively through organic growth and by mergers and acquisitions. Our offering includes Wireless Fidelity, or Wi-Fi, with the deployment of a fixed Wireless Local Area Network. We believe we can integrate superior solutions across a vast majority of communication requirements. We will earn revenue for services including; (i) the installation of data, voice, video and telecom networks; (ii) the sale of networking products that are installed and (iii) consulting services in the assessment of existing networks.

We offer expertise in the wired networking infrastructure industry; we can design, manage, install and service our wireless customers with the same processes, personnel and management. As well as the services we provide, we purchase and resell products such as networking routers, cable, software and video equipment that are involved in our project installations. We purchase our products from various distributors. Should any of these distributors cease operations, our business would not be adversely affected because these products are readily available from multiple distributors locally, regionally or nationally.

DESCRIPTION OF BUSINESS

We are an early stage product and services company that designs and installs systems for data, voice, video and telecom. We intend to grow our business through organic growth and by mergers and acquisitions.

Our offering includes Wireless Fidelity, or Wi-Fi, with the deployment of a fixed Wireless Local Area Network. We believe we can integrate superior solutions across a vast majority of communication requirements. We will earn revenue for services including; (i) the installation of data, voice, video and telecom networks; (ii) the sale of networking products that are installed and (iii) consulting services in the assessment of existing networks. We will offer expertise in the wired networking infrastructure industry; we can design, manage, install and service our wireless customers with the same processes, personnel and management.

All revenue generated to date has been generated by the consulting services we have provided for networking and computer/server set-ups.

 In addition to the services we provide, we purchase and resell products such as networking routers, cable, software and video equipment that are involved in our project installations. We purchase our products from various distributors. We are not economically dependent on these distributors as should any of them cease operations; our business would not be adversely affected because these products are readily available from multiple distributors locally, regionally or nationally.

SUPPLIERS

As well as being a service company, we will also purchase and resell products such as networking routers, cable, software and video equipment that will be involved in our project installations.

SALES AND MARKETING

We will market and sell our services through a direct sales and project management professionals. We intend to be proactive and interact personally with our clients from time to time. We do not currently employ an outside sales force.

We will also use several methods of mass marketing to advertise our products and services including direct mailings, and the distribution of brochures which describe our services. . We will also explore advertising in computer magazines, and newspapers. Our rough estimate of the cost of our advertising plan is approximately $25,000. Additionally, we plan to develop a web site that describes our business and services. We believe that these methods of marketing are a key factor in securing new business.

COMPETITION

The network cabling market is very fragmented and highly competitive. In the markets where we operate, we experience intense competition from other independent providers of network solutions. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery, efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. We believe our competitive advantage lies in our ability to provide superior customer service while offering a more diverse line of hard product offering than our competitors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

Proposed Milestones to Implement Business Operations:

We began implementing phases of our current business plan in November 2005. Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to the availability of adequate capital as outlined below:

ONLINE PRODUCT AND SERVICE ORIGINATION

We intend to complete the development of our corporate website. We have not yet contracted with a web design company and expect to launch our website and be fully operational by the end of the second quarter of 2007.

The estimated cost for completing our website is budgeted at $10,000 over the next twelve months. We will be utilizing it to pursue the following market tactics in order to generate leads for our online services:

o
Registering with Internet search engines to ensure our company's services appear in prime locations when online searches for networking, WiFi (Wireless Fidelity), and WLAN’s (Wireless Local Area Networks) are made;

o	Forming strategic alliances that will generate additional leads from companies offering complementary services;
o	Targeting cost effective e-mail campaigns to users that have expressed an interest in obtaining networking and wireless related information;
o
Placing banner advertisements on Networking related web sites which is designed to bring new qualified visitor/customers directly to the web site. We have approached, but not negotiated or contracted with any additional advertisers who will advertise on our web site during the second quarter of 2007;

o	Linking with existing Networking and Wireless sites that will allow users to click and immediately be connected to our company's web site; and
o	Looking for potential acquisition targets as well as investors.

UPGRADED TECHNOLOGY INFRASTRUCTURE AND SECURITY

Over the next twelve months, we intend to establish an upgraded computer server which houses all of our computer-based technology from our Internet web site to our e-mail capabilities. We intend to use server hardware provided by Dell Computer Corp., and routers and switches are provided by Cisco Systems. Our server will run on a Microsoft Windows NT operating system software. Our technology security systems will be designed to prevent most unauthorized access to internal systems and illegal third party access to our data. In addition, we monitor our servers to ensure that we have sufficient space to handle software upgrades. All software and data in the system is backed up to magnetic tape each night, which is stored off-site. The estimated cost for implementing our updated technology infrastructure and security is $12,500.

Further Development of Organizational Infrastructure:

Commencing April 2006, we started to recruit and hire additional networking specialists, create competitive compensation packages, and develop a sales and training program. Organizational infrastructure expenses will initially consist primarily of communication expenses, recruitment of personnel and fees for outside professional advisors and firms. Our ability to develop organization strength will be severely limited if we raise no or nominal funds. During the next twelve months, we anticipate hiring four additional salaried full-time employees, a number of commissioned full-time employees and no part-time employees. The full-time employees would consist of: 1 administrator at $25,000 per year, 2 Sales people at $40,000 per year, plus commission, and 1 technical person at $55,000 per year.. We intend to arrange meetings with Wireless Fidelity, and Networking experts that may be interested in joining us. We may utilize the services of staffing and recruiting firms as well. We may also employ individuals whose sole responsibility will be to identify and recruit qualified Wireless Fidelity and Networking specialists. We also intend to selectively advertise in Business, Education and Computer publications to recruit employees. We have budgeted $22,000 over the next twelve months for employee recruiting and training. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. If we are unable to generate sufficient revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, however we may require financing to potentially achieve our goal of profit, revenue and growth. We are seeking equity financing for a total of $250,000-$500,000 to cover our administrative expenses, marketing and expansion. We anticipate that any such financing will be through the sale of shares of our common stock at prices based upon our trading market once such market develops. If we are not able to obtain financing of at least $250,000 it will have a significant impact on our liquidity and ability to proceed with our business expansion plans.

We anticipate that our operational, general and administrative expenses for the next 12 months will total $301,640.00. The estimated breakdown is as follows:

Web Development	$10,000.00
Legal/Accounting	$7,500.00
Upgraded Computer systems	$12,500.00
Telecommunications/DSL	$720.00
Employee recruitment and training	$22,000.00
General Administrative
Advertising	$25,000.00
Automotive	$4,000.00
Charitable contributions	$500.00
Deprecation expense	$1,270.00
Employee benefits	$1,500.00
Entertainment	$4,000.00
Insurance	$6,700.00
Office salaries	$160,000.00
Office supplies	$7,000.00
General and administrative	$1,000.00
Professional development	$5,000.00
Professional expense	$8,000.00
Rent	$2,200.00
Repairs & Maintenance	$1,500.00
Taxes	$6,250.00
Telephone	$6,000.00
Travel	$5,000.00
Utilities	$4,000.00
Total General Administrative	$244,920.00

Total Expenses	$301,640.00

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. We plan to focus our sales in New York and California. We have no plans at this time to extend into any other states.

In the event we are not successful in generating sufficient revenue, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our advertising and new products to cover our operating expenses.

Employees

Presently our two officers are contributing their services without payment and certain consultants have accepted shares for services.

In the future, we plan to hire seven full time employees and three part-time employees. From time to time, we may employ additional independent contractors to support our development, marketing, sales, support and administrative organization. We also intend to hire Wireless Fidelity and Networking specialists. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

DESCRIPTION OF PROPERTY

Our executive offices are located at 7415 Sherbrooke St. West, #1 Montreal, Quebec. We believe that this space if adequate to operate our current business and as business warrants we may expand into a larger space. The office space is provided by our CEO at no cost to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On November 7, 2005, we issued a total of 12,000,000 shares worth $120,000 to Irwin Rapoport for services rendered as our founder with respect to the incorporation and set-up of Wellentech. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. Mr. Rapoport is deemed our founder and promoter.

On June 6, 2006, we issued 100,000 shares to Jim Beatty for services as a director. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

Our executive offices are located at 7415 Sherbrooke St. West, #1 Montreal, Quebec. We believe that this space if adequate to operate our current business and as business warrants we may expand into a larger space. The office space is provided by our CEO at no cost to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of March 26, 2007, we had 40 registered shareholders.

Rule 144

As of March 26, 2007, the 12,000,000 shares issued to Irwin Rapoport will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After February 2007, the 2,725,000 shares issued to our shareholders in our Regulation D Rule 506 offering, will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 2007, the 200,000 shares issued to two consultants will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, would equal approximately 149,150 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information aboutWellentech. Under Rule 144(k), a person who is not one of Wellentech’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Stock Option Grants

As of March 26, 2007 we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

On December 8, 2006 we ended our relationship with our former auditors, SF Partnership, LLP, Chartered Accountants, of Toronto, Canada (“SF”) and hired Walker & Company Chartered Accountants, PC (“Walker”), as our principal accountants. In connection with the audit of our financial statements for the fiscal year ended December 31, 2005, we did not have any disagreements with SF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to their satisfaction, would have caused them to make reference to the disagreement in connection with their report. The report of SF for the fiscal year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, it its audit opinion, SF did express substantial doubt about our ability to continue as a going concern. The decision to change independent auditors from SF to Walker was approved by our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until January 30, 2007.

ANNUAL COMPENSATION						LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION

Jim Beatty	Chairman/ Director	2005	$0	0		0		0	0
Irwin Rapoport	President and CEO	2005	$0	0	0	0	0	0	0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our sole director serving on our Board of Directors.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have any employment agreements in place with our officers and directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site athttp://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders. Any annual report sent to a requesting shareholder will contain audited financial statements.

ITEM 7. Financial Statements

WELLENTECH SERVICES INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

31 DECEMBER 2006

31 DECEMBER 2006

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Wellentech Services Inc.

We have audited the accompanying balance sheets of Wellentech Services Inc., a development stage company, as of 31 December 2006 and the related statements of operations, stockholders' equity and cash flows for the year then ended and for the period from inception to 31 December 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, such financial statements present fairly, in all material respects, the financial position of Wellentech Services Inc., a development stage company, as of 31 December 2006 and the related statements of operations, stockholders' equity and cash flows for the year then and for the period from inception to 31 December 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2, the Company has not established a source of revenue and has suffered losses from operations since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Walker & Company"
Chartered Accountants
Professional Corporation

Markham, Canada
7 March 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Wellentech Services, Inc.

We have audited the accompanying balance sheet of Wellentech Services, Inc. (A Nevada corporation in the development stage) as of December 31, 2005 and the related statement of operations, stockholders' equity, and cash flows for the period from inception (November 7, 2005) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Wellentech Services, Inc. as of December 31, 2005, and the results of its operations and cash flows for the period from inception (November 7, 2005) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, is conducting its capital formation activities, and its working capital is insufficient to meet planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

”SF Partnership, LLP”
Chartered Accountants
Toronto, Canada
February 22, 2006

WELLENTECH SERVICES INC.

(A Development Stage Company)

BALANCE SHEETS

AS AT 31 DECEMBER 2006

	2006	2005
ASSETS
Current Assets
Cash	$11,044	$14,970
Accounts receivable	-	5,880
Total Current Assets	11,044	20,850
Other Assets
Deferred offering costs	14,278	4,278
Total Other Assets	14,278	4,278
Total Assets	$25,322	$25,128
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$6,145	$8,478
Taxes payable	-	83
Total Current Liabilities	6,145	8,561
Total Liabilities	6,145	8,561
Stockholders' Equity
Common stock	14,925	13,600
Additional paid-in capital	28,745	2,500
(Deficit) earnings accumulated during the development stage	(24,493)	467
Total Stockholders' Equity	19,177	16,567
Total Liabilities and Stockholders' Equity	$25,322	$25,128

The accompanying notes are an integral part of these financial statements.

WELLENTECH SERVICES INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For The Year Ended 31 December 2006	For The Period From Inception to 31 December 2005	For The Period From Inception to 31 December 2006

REVENUE	$10,400	$5,880	$16,280
EXPENSES
Consulting and sub-contracting	16,000	4,200	20,200
Services contributed by shareholder	12,000	-	12,000
Professional fees	6,843	1,100	7,943
Loss on foreign exchange	343	-	343
Bank charges	257	30	287
	35,443	5,330	40,773
INCOME TAXES (RECOVERY)	(83)	83	-
NET (LOSS) EARNINGS	$(24,960)	$467	$(24,493)
LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	$0.00	$0.00
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	14,768,479	13,295,185

The accompanying notes are an integral part of these financial statements.

WELLENTECH SERVICES INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM INCEPTION TO 31 DECEMBER 2006

	Common Stock		Additional Paid-In	Earnings (Deficit) Accumulated During the	Total
	Shares	Amount	Capital	Development Stage	Stockholders' Equity
Common shares issued at inception	12,000,000	$12,000	$(11,900)	$-	$100
Common shares issued for cash	1,600,000	1,600	14,400	-	16,000
Net loss	-	-	-	467	467
Balance, 31 December 2005	13,600,000	13,600	2,500	467	16,567
Common shares issued for cash	1,125,000	1,125	10,125	-	11,250
Common shares issued for services	200,000	200	5,800	-	6,000
Services contributed by shareholder	-	-	10,320	-	10,320
Net loss	-	-	-	(24,960)	(24,960)
Balance, 31 December 2006	14,925,000	$14,925	$28,745	$(24,493)	$19,177

The accompanying notes are an integral part of these financial statements.

WELLENTECH SERVICES INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For The Year Ended 31 December 2006	For The Period From Inception to 31 December 2005	For The Period From Inception to 31 December 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) earnings	$(24,960)	$467	$(24,493)
Adjustment to reconcile net loss to net cash provided by operating activities:
Common stock issued for services	6,000	-	6,000
Services contributed by shareholder	10,320	-	10,320
Changes in operating assets and liabilities:
Accounts receivable	5,880	(5,880)	-
Taxes payable	(83)	83	-
Accounts payable and accrued liabilities	(2,333)	8,478	6,145
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(5,176)	3,148	(2,028)
CASH FLOWS FROM FINANCING ACTIVITIES
Common shares issued for cash	11,250	16,100	27,350
Deferred offering costs	(10,000)	(4,278)	(14,278)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,250	11,822	13,072
NET (DECREASE) INCREASE IN CASH	(3,926)	14,970	11,044
CASH, BEGINNING OF YEAR	14,970	-	-
CASH, END OF YEAR	$11,044	$14,970	$11,044

The accompanying notes are an integral part of these financial statements.

WELLENTECH SERVICES INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

31 DECEMBER 2006
1.      ORGANIZATION AND NATURE OF BUSINESS

Wellentech Services, Inc. (the "Company"), was incorporated on 7 November 2005, under the laws of the State of Nevada. The Company is a development stage product and services company that designs and installs systems for data, voice, video, and telecommunication. The Company offers expertise in the wired networking infrastructure industry. The Company can design, manage, install, and service customers with the same processes, personnel and management. In addition, the Company purchases and resells products such as network routers, cable, software and video equipment that are involved in project installations.

The Stockholders have agreed to pay expenses and advance funds as the Company requires until the Company can raise funds pursuant to an SB-2 Registration Statement filed with the United States Securities and Exchange Commission. As of 31 December 2006, the Company has collected revenue sufficient to fund the Company's development expenses and has not required shareholder financing. Once the SB-2 Registration Statement is declared effective, Management plans to seek equity financing through a public offering of its common stock. There can be no assurance, however, that the Company will be successful in its capital formation activities, or if successful, that the amounts raised will provide revenues sufficient to sustain the operations of the Company.

2.      GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company has had limited revenues and has an accumulated deficit which raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's ability to continue as a going concern is contingent upon its ability to complete public equity financing and generate profitable operations in the future. Management's plan in this regard is to secure additional funds through equity financing and through loans made by the Company's stockholders.

3.      BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations and accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in SFAS No. 7, Accounting and Reporting by Development Stage Enterprises. Among the disclosures required by SFAS No. 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operation, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

WELLENTECH SERVICES INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

31 DECEMBER 2006

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with United States of America generally accepted accounting principles. Outlined below are those policies considered particularly significant:

Organization and Start Up Costs

Costs of start up activities, including organization costs are expensed as incurred.

Cash and Cash Equivalents

Cash and cash equivalents consist of commercial accounts and interest-bearing bank deposits and are carried at cost, which approximates current value. Items are considered to be cash equivalents if the original maturity is three months or less.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Fair Value of Financial Instruments

The carrying value of the Company's accounts payable approximates fair value because of the short-term maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to SFAS No. 128, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

There were no dilutive financial instruments for the years ended 31 December 2006 or 2005.

WELLENTECH SERVICES INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

31 DECEMBER 2006

4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.

The Company currently has one revenue stream which is providing information technology consulting services. These revenues are recognized on completion of the services rendered. The customers are billed on completion and are due on receipt.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Recent Accounting Pronouncements

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, which amends FASB 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities a replacement of FASB Statement 125". In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after 15 September 2006. The Company is currently reviewing the impact, if any, the new pronouncement will have on its financial statements.

In June 2006, the FASB issued an interpretation entitled “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109,” referred to as “FIN 48.” FIN 48 clarifies the accounting for uncertain tax positions that may have been taken by an entity. Specifically, FIN 48 prescribes a more-likely-than-not recognition threshold to measure a tax position taken or expected to be taken in a tax return through a two-step process: (1) determining whether it is more likely than not that a tax position will be sustained upon examination by taxing authorities, after all appeals, based upon the technical merits of the position; and (2) measuring to determine the amount of benefit/expense to recognize in the financial statements, assuming taxing authorities have all relevant information concerning the issue. The tax position is measured at the largest amount of benefit/expense that is greater than 50 percent likely of being realized upon ultimate settlement. This pronouncement also specifies how to present a liability for unrecognized tax benefits in a classified balance sheet, but does not change the classification requirements for deferred taxes. Under FIN 48, if a tax position previously failed the more-likely-than-not recognition threshold, it should be recognized in the first subsequent financial reporting period in which the threshold is met. Similarly, a position that no longer meets this recognition threshold, should be derecognized in the first financial reporting period that the threshold is no longer met. FIN 48 became effective on January 1, 2007. The Company is currently evaluating the effect this pronouncement may have on its financial position, results of operations and cash flows.

WELLENTECH SERVICES INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

31 DECEMBER 2006

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective in fiscal years beginning after 15 November 2007. The Company is currently reviewing the impact, if any, the new pronouncement will have on its financial statements.

In September 2006, the Securities and Exchange Commission staff issued Staff Accounting Bulletin (“SAB”) No. 108, incorporated into the SEC Rules and Regulations as Section N to Topic 1, “Financial Statements,” which provides guidance concerning the effects of prior year misstatements in quantifying current year misstatements for the purpose of materiality assessments. Specifically, entities must consider the effects of prior year unadjusted misstatements when determining whether a current year misstatement will be considered material to the financial statements at the current reporting period and record the adjustment, if deemed material. SAB No. 108 provides a dual approach in order to quantify errors under the following methods: (1) a roll-over method which quantifies the amount by which the current year income statement is misstated, and (2) the “iron curtain” method which quantifies a cumulative error by which the current year balance sheet is misstated. Entities may be required to record errors that occurred in prior years even if those errors were insignificant to the financial statements during the year in which the errors arose. SAB No. 108 became effective as of the beginning of the fiscal year ending after November 15, 2006. Upon adoption, entities may either restate the financial statements for each period presented or record the cumulative effect of the error correction as an adjustment to the opening balance of retained earnings at the beginning of the period of adoption, and provide disclosure of each individual error being corrected within the cumulative adjustment, stating when and how each error arose and the fact that the error was previously considered immaterial. This authoritative guidance had no impact on the Company's financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115.” This pronouncement permits entities to use the fair value method to measure certain financial assets and liabilities by electing an irrevocable option to use the fair value method at specified election dates. After election of the option, subsequent changes in fair value would result in the recognition of unrealized gains or losses as period costs during the period the change occurred. SFAS No. 159 becomes effective as of the beginning of the first fiscal year that begins after November 15, 2007, with early adoption permitted. However, entities may not retroactively apply the provisions of SFAS No. 159 to fiscal years preceding the date of adoption. The Company is currently evaluating the impact that SFAS No. 159 may have on its financial position, results of operations and cash flows.

WELLENTECH SERVICES INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

31 DECEMBER 2006

5.   CAPITAL STOCK

Authorized
160,000,000	common stock, $0.001 par value

		2006	2005
Issued
14,915,000	Common stock	$14,925	$13,600

Holders of common stock are entitled to one vote for each share held. There are no restrictions that limit the Company’s ability to pay dividends on its common stock. The Company has not declared any dividends since incorporation.

On 7 November 2005, the Company issued 12,000,000 shares of common stock to the CEO for cash paid on incorporation expenses.

During November and December 2005, the Company issued an additional 1,600,000 shares of common stock to various individuals for cash proceeds of $16,000 or $0.01 per share.

In January 2006, the Company cancelled 10,000 shares of common stock and proceeds of $100 were refunded.

In January 2006, the Company issued 1,125,000 shares of common stock to various individuals for cash proceeds of $11,250.

On 2 July 2006, the Company issued 200,000 shares of common stock for consulting services rendered to two individuals. The shares have been valued at the fair market value of the services received by the Company of $6,000 and are reported in the Statement of Operations under consultants and subcontracting. The fair value of services received is the amount that these individuals have billed to the Company which is based on hourly rates that these individuals normally charge in providing similar services.

6.    RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties. Related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

During the year the Company incurred expenses relating to consulting services performed by a director and a shareholder for $7,000 (2005 - $Nil).

WELLENTECH SERVICES INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

31 DECEMBER 2006

7.      SUPPLEMENTAL CASH FLOW INFORMATION

During the year ended 31 December 2006 and since inception, there was no interest or taxes paid by the Company.

On 2 July 2006, the Company issued 200,000 shares of common stock for general consulting services rendered by two shareholders of the Company. The shares have been valued at the fair market value of the services received of $6,000.

Since its inception, the Company's CEO and shareholder has devoted time to the development of the Company. Compensation expense totaling $10,320 (2005 - $Nil) has been recorded for the period ended 31 December 2006 and since inception. The CEO and shareholder has waived reimbursement and have considered these services as a contribution to capital. Accordingly, the contributions have been recorded as additional paid-in capital.

8.      INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109. SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

As at 31 December 2006, there were no differences between financial reporting and tax bases of assets and liabilities. The Company will have tax losses available to be applied against future years' income as result of the losses incurred. However, due to the losses incurred in the period and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$6.05
Transfer Agent Fees (1)	$0
Accounting fees and expenses (1)	$10,000
Legal fees and expenses (1)	$11,000
Total(1)	$21,006.05

(1) Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On November 7, 2005, we issued a total of 12,000,000 shares to Irwin Rapoport for services rendered as our founder. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Irwin Rapoport had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In February 2006, we completed a Regulation D Rule 506 offering in which we sold 2,715,000 shares of common stock to 37 investors, at a price per share of $.01 for an aggregate offering price of $27,150. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

San Martine Holdings Inc.	500,000
Velvet International Ltd.	500,000
Quayside Manaement Ltd.	500,000
Ian McKinnon	10,000
Michelle McKinnon	10,000
Edward Maierovitz	30,000
Chae-Hwa Kim	10,000
Keum-Sik Kim	10,000
Veronica Rudan	10,000
Olivier Jansen-Reynaud	10,000
James Ross	10,000
Casey Chan	5,000
Dennis Brucker	10,000
Peter Von Sass	5,000
Todd J. Heinzl	5,000
Anita Karvonen	5,000
Maria Assaf	5,000
Alton C. Johnson	5,000
Andreas Noseworthy	5,000
Sheila Lennon	5,000
Craig A. Fielding	5,000
Mount Gay Holdings, Inc.	200,000
Harvest Enterprises Limited	200,000
Rebecca Holmes	5,000
Florence Holmes	5,000
Jennifer Morrison	5,000
Aaron Richard	5,000
Priyadharshini Dharmakularajah	5,000
Pushpanjali Dharmakularajah	5,000
Priyanjali Dharmakularajah	5,000
Dharmakularajah Kandiah	5,000
Melissa Leighton	5,000
Gail A Sawyer	10,000
Shannon Sawyer	5,000
Belvedere Holdings	200,000
Burnt Rock Investments	200,000
Baypointe Investments	200,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

On June 15, 2006, we issued a total of 200,000 shares to two (2) individuals for consulting services rendered to us as set forth below. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

1.	Sang Ho Kim-100,000 common shares issued for consulting services rendered.
2.	James Beatty-100,000 common shares were issued for consulting services rendered

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, they shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of SF Partnership, LLP
23.2	Consent of Walker & Company
99.1	Specimen Stock Certificate

* filed as an exhibit with the orginal SB-2 filed with SEC on January 26, 2007

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3.     To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding ,is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Montreal, Province of Quebec on March 28, 2007.

By:	/s/ Irwin Rapoport Irwin Rapoport President, Chief Executive Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Irwin Rapoport, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Irwin Rapoport Irwin Rapoport	President, Chief Executive Officer, Principal Accounting Officer and Director	March 28, 2007
/s/ Jim Beatty Jim Beatty	Chairman, Director	March 28, 2007